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                                                                  EXHIBIT (a)(9)

                             FORM OF OPTION ELECTION

                                 OPTION ELECTION
            To Exercise Options and to Tender Shares of Common Stock
                                       of
                           Southside Bancshares Corp.

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                           SIGNATURE REQUIRED IN BOX 4

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                                 January 5, 2001



Re:      1993 Stock Option Plan (the "Plan")



Dear Option Holder:

         As you may have heard, Southside Bancshares Corp. ("Southside") has made an offer to purchase 1,100,000 shares of common stock of Southside at a price not in excess of $12.25 nor less than $10.75 per share. The offer is commonly referred to as a "Dutch auction" tender offer. The enclosed Offer to Purchase dated January 5, 2001 and the related Letter of Transmittal enclosed with this Option Election (which, together with the Offer to Purchase, constitute the "offer"), describe the offer in greater detail.

         As a holder of options to purchase shares under the Plan, you have the following alternatives in connection with the offer: (i) you may submit to Southside an Option Election instructing Southside to conditionally exercise some or all of your outstanding and vested options (but only to the extent that the shares issuable upon exercise of such options ("option shares") are accepted in the offer), provided that any such exercise of an option and tender of shares is in accordance with the terms of the Plan, as more fully described below under "Method 1: Conditional Exercise/Tender"; (ii) you may submit to Southside an Option Election exercising all or a portion of your outstanding and vested options for shares which you may tender in the offer, sell as you would any other shares that you own or continue to hold, provided that any exercise of an option and tender of shares must be in accordance with the terms of the Plan, as more fully described below under "Method 2: Standard (Unconditional) Exercise"; or (iii) you may continue to hold your options.

         The offer, proration period and withdrawal rights will expire at 5:00 p.m., St. Louis time, on February 14, 2001, unless Southside extends the offer. To assure that your Option Election can be processed on time, please execute this Option Election and deliver it to Southside according to the instructions set forth below, before 5:00 p.m., St. Louis time, on February 9, 2001, unless the offer is extended.

         If you require additional information concerning the terms and conditions of the offer or concerning the procedure to tender option shares or the completion of this Option Election, please call Joseph W. Pope at (314) 416-4111.

         Before completing this Option Election, please read carefully the accompanying Offer to Purchase and all other enclosed materials.

         The Board of Directors of Southside has approved the offer. However, you must make your own decision whether to exercise options and/or tender shares and, if so, which options to exercise, how many options to exercise, the number of shares to tender and the price or prices at which shares should be tendered. Neither Southside nor its Board of Directors makes any recommendation to any holder of options or any stockholder as to whether to exercise





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or refrain from exercising options or tender or refrain from tendering shares.
See the Offer to Purchase for information regarding the intention of Southside's Board of Directors and executive officers with respect to tendering shares pursuant to the offer.

                                          Sincerely,

                                          /s/ Thomas M. Teschner

                                          Thomas M. Teschner,
                                          President and Chief Executive Officer
                                          Southside Bancshares Corp.






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                                  INSTRUCTIONS

         Carefully complete this Option Election below. To assure that your Option Election can be processed on time, please be sure to sign and date this Option Election and return it to Joseph W. Pope. Southside Bancshares Corp., 4111 Telegraph Road, St. Louis, Missouri 63129, not later than 5:00 p.m., St. Louis time, on February 9, 2001, unless the offer is extended.

         If your Option Election and related documents, if any (including, unless you are making a cashless exercise, a check in the amount of the exercise price), are not received by the applicable deadline set forth below, or if they are not fully or properly completed, Southside will reject this Option Election and Southside will neither exercise your options nor tender the related option shares. Southside reserves the absolute right to waive any defect or irregularity in the exercise of any option or the tender of any shares. No exercise of options and tender of option shares will be deemed to be properly made until all defects or irregularities have been cured or waived. None of Southside, the Paying Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of exercises of options and option shares, and none of them will incur any liability for failure to give any such notice.

         The method of delivery of this document is at the election and risk of the tendering holder of options. No facsimile transmissions of the Option Election will be accepted. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure delivery by 5:00 p.m., St. Louis time, on February 9, 2001.

METHOD 1: CONDITIONAL EXERCISE/TENDER

         If you want to participate in the offer, but not exercise your options unless the related option shares are purchased in the offer, follow the instructions below. If you wish to use Method 1 to exercise some of your options and Method 2 to exercise some of your options, you must complete and submit two Option Elections, one for each method of exercise.

         To properly complete your Option Election, you must do the following.

         (1) Complete Box 1 on this Option Election for each grant date for which you are the holder of options for which you wish to conditionally tender the option shares. In column (a), enter the number of shares subject to options held by you as set forth on the enclosed Optionee Statement. In column (b), enter the number of option shares for each grant date that you wish to tender at a price per option share to be selected in Box 2 as described below. At the bottom of column (b), add up the number of option shares specified in the column. In the event that not all option shares that you tender are purchased, specify in the far left column the order (by grant date) in which option shares are to be purchased. Do not fill in any numbers in column (c).

         (2) Use Box 2 to select the price (in dollars) per share at which option shares listed in Box 1 are to be tendered. You have two choices. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch auction tender process. This could result in your receiving the minimum price of $10.75 per share. In all other cases, you should insert in front of each of the prices specified under "Option Shares Tendered at a Price Determined by Holder of Options" the number of option shares that you are tendering at that price. This action will result in none of the option shares that you tender at a price higher than the Purchase Price being purchased (in which event the related options will not be exercised). You may not tender the same option shares at more than one price. Therefore the total number of shares specified in Box 2 must not exceed the total number of shares specified in column (b) in Box 1. If it does, Southside will reject your Option Election as described above. If you desire to tender a portion of your option shares at the Purchase Price determined by the Dutch auction tender process and to specify one or more tender prices for another portion of your option shares, you must submit two Option Elections. In that case, you should only include in Box 1 of the relevant form those option shares being tendered pursuant to that form.


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         (3)      Complete Box 3 if you want to impose the condition that a
                  specified minimum number of your tendered shares must be purchased if any such tendered shares are purchased (as described below).

         (4)      Complete, date and sign the Option Election in Box 4.

         (5) Return the Option Election in the enclosed return envelope so that it is received by Southside at the address on the return envelope not later than 5:00 p.m., St. Louis time, on February 9, 2001, unless extended. No facsimile transmittals of the Option Election will be accepted.

METHOD 2:  STANDARD (UNCONDITIONAL) EXERCISE

         If you want to unconditionally exercise your options (a standard exercise) and tender the related option shares in the offer, sell such option shares in the open market or hold such option shares, follow the instructions below. If you wish to use Method 1 to exercise some of your options and Method 2 to exercise some of your options, you must complete and submit two Option Elections, one for each method of exercise.

         Option Elections received after 5:00 p.m., St. Louis time, on February 9, 2001, unless extended, that exercise options but do not specify that such options are to be tendered in the offer will continue to be honored. If you select Method 1: "Conditional Exercise/Tender" for some portion of the options held by you, options which you conditionally exercise in the offer, but which represent option shares that are not accepted in the offer, will be deemed unexercised, but because of the time required to complete those procedures, you will not be able to exercise those unexercised options until the tenth day following the termination of the offer.

         To properly complete your Option Election, you must do the following.

         (1) Complete Box 1 on this Option Election for each grant date for which you are the holder of options which you wish to exercise. In column (a), enter the number of shares subject to options held by you as set forth on the enclosed Optionee Statement. In column (c), list the number of options that you wish to exercise. At the bottom of column (c), add up the number of option shares specified in the column. Do not fill in any numbers in column (b).

         (2)      If you do not wish to tender option shares in the offer, skip
                  Box 2.

         (3) If you wish to tender option shares in the offer, use Box 2 to select the price (in dollars) per share at which option shares listed in Box 1 are to be tendered. You have two choices. You should mark the box entitled "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch auction tender process. This could result in you receiving the minimum price of $10.75 per share. This action could also result, in the case of options with exercise prices higher than the minimum price of $10.75, in your receiving a Purchase Price for your option shares less than the exercise price for the related option, resulting in a loss to you. In all other cases, you should insert in front of each of the prices specified under "Option Shares Tendered at a Price Determined by Holder of Options" the number of option shares that your are tendering at that price. This action will result in none of the option shares that you tender at a price higher than the Purchase Price being purchased. You may not tender the same option shares at more than one price. Therefore the total number of shares specified in Box 2 must not exceed the total number of shares specified in column (c) in Box 1. If it does, Southside will reject your Option Election as described above. If you desire to tender a portion of your option shares at the Purchase Price determined by the Dutch auction tender process and to specify one or more tender prices for another portion of your option shares, you must submit two Option Elections. In that case, you should only include in Box 1 of the relevant form those option shares being tendered pursuant to that form.

         (4) Complete Box 3 if you want to impose the condition that a specified minimum number of your tendered shares must be purchased if any such tendered shares are purchased (as described below).



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         (5)      Complete, date and sign the Option Election in Box 4. Be sure to check one of the three boxes in Box 4 relating to the payment of the option exercise price and, upon written notification from Southside, any required related withholding taxes.

         (6) Return the Option Election (and a check for the option exercise price) in the enclosed return envelope so that it is received by Southside at the address on the return envelope not later than 5:00 p.m., St. Louis time, on February 9, 2001, unless extended, if you wish to tender your option shares in the offer. Option Elections received after that date that do not purport to tender option shares in the offer will continue to be honored. If you select Method 1: "Conditional Exercise/Tender" for some portion of the options held by you, options which you conditionally exercise in the offer, but which represent option shares that are not accepted in the offer, will be deemed unexercised, but because of the time required to complete those procedures, you will not be able to exercise those unexercised options until the tenth day following the termination of the offer. No facsimile transmittals of this Option Election will be accepted.

WITHDRAWAL

         If completely and properly submitted, your direction to exercise options will be deemed irrevocable upon receipt by Southside unless withdrawn prior to the Expiration Date of the offer, unless extended. In order to make an effective withdrawal, you must submit a new Option Election which may be obtained by calling Joseph W. Pope at (314) 416-4111 (or use a photocopy of an Option Election). Your new Option Election must be signed and dated in Box 4. You must also write "WITHDRAW" in the space beneath the signature block on Box
4. Upon receipt of a new, signed, dated and properly completed Option Election, your previous direction will be deemed canceled. You may re-tender any of your option shares by obtaining another Option Election from Mr. Pope (or use a photocopy of an Option Election) and repeating the previous instructions for directing exercises and tenders as set forth above.

ELECTION OF CONDITION FOR TENDER

         If you want Southside to tender your shares pursuant to Method 1 or Method 2 subject to the condition that a specified minimum number of your tendered shares must be purchased if any such tendered shares are purchased, as described in the Offer to Purchase, you must complete Box 3, captioned "Conditional Tenders." It is your responsibility to calculate such minimum number and you are urged to consult a tax advisor.

FURTHER INFORMATION

         If your require additional information concerning the terms and conditions of the offer or concerning the procedure to tender shares receivable upon exercise of your options or the completion of this Option Election, please call Joseph W. Pope at (314) 416-4111.



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                 BOX 1 MUST BE COMPLETED BY OPTION HOLDERS USING
                EITHER METHOD 1 OR METHOD 2 TO EXERCISE OPTIONS.

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                       BOX 1: OPTION EXERCISE INSTRUCTIONS

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

                                              (a)                        (b)                     (c)

                                        Number of Shares
                                     Subject to Options (to        Number of Option
                                     be completed based on      Shares to be Tendered       Number of Option
                Grant    Option      the enclosed Optionee      at the Price per Option      Which Are to be
    Order*       Date     Price            Statement)           Share Selected in Box 2        Exercised
                         $10.75
                         $11.00
                         $11.25
                         $11.50
                         $11.75
                         $12.00
                         $12.25
                         Total


* If you have included any option shares in Column (a), indicate in this column (starting with the number "1") the order (by grant date) in which option shares are to be purchased in the event of proration or if a portion of your option shares are not purchased because you specified a tender price higher for such option shares than the Purchase Price. If you do not designate an order, if less than all option shares are to be purchased pursuant to the offer, option shares will be purchased based on the option exercise price beginning with those option shares with the lowest exercise price increasing to those with the highest exercise price.

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                 BOX 2 MUST BE COMPLETED BY OPTION HOLDERS USING
              METHOD 1 TO EXERCISE OPTIONS AND OPTION HOLDERS USING
            METHOD 2 WHO DESIRE TO TENDER OPTION SHARES IN THE OFFER.

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                     BOX 2: OPTION SHARE TENDER INSTRUCTIONS

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                             SELECT ONLY ONE CHOICE.

        IF MORE THAN ONE CHOICE IS SELECTED, OR IF NO CHOICE IS SELECTED, THERE IS NO VALID TENDER OF OPTION SHARES. IF YOU WISH TO TENDER SOME OPTION SHARES PURSUANT TO CHOICE 1 AND SOME OPTION SHARES PURSUANT TO CHOICE 2, YOU MUST SUBMIT TWO OPTION ELECTIONS. THE SAME OPTION SHARES MAY NOT BE TENDERED
                              UNDER BOTH CHOICES.

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           OPTION SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Southside purchase all the option shares that the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of completing the price box below, the undersigned hereby tenders option shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in the undersigned receiving a price per share as low as $10.75.

                                       OR

        OPTION SHARES TENDERED AT PRICES DETERMINED BY HOLDER OF OPTIONS

         By completing the chart below instead of checking the box above, the undersigned hereby tenders option shares at the prices checked. This action could result in none of the undersigned's options being exercised and no option shares being purchased if the Purchase Price for the shares is less than the price checked. Insert in front of each of the prices below the number of option shares that the undersigned is tendering at that price. The sum of the number of option shares listed below must equal the total of the numbers in column (b) (in the case of Method 1 exercises) or column (c) (in the case of Method 2 exercises) in Box 1.

     Price (In Dollars) per Share at Which Option Shares Are Being Tendered:


 Number of Option                       Number of Option                       Number of Option
  Shares Tendered           Price        Shares Tendered          Price        Shares Tendered         Price

                           $10.75                                 $11.00                               $11.25
--------------------                  ----------------------                  -------------------
                           $11.50                                 $11.75                               $12.00
--------------------                  ----------------------                  -------------------
                           $12.25
--------------------

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                           BOX 3: CONDITIONAL TENDERS

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         You may condition the tender of your option shares upon the purchase by
Southside of a specified minimum number of such shares tendered hereby (which minimum number can be all of the shares tendered hereby), all as described in the Offer to Purchase. Except as set forth in the Offer to Purchase, unless at least such minimum number of your option shares is purchased by Southside pursuant to the terms of the offer, none of such shares tendered hereby will be purchased. It is your responsibility to calculate and appropriately indicate such minimum number of option shares, and you are urged to consult a tax advisor. Unless this box has been completed and a minimum number specified, the tender will be deemed to be made without regard to this condition.

[ ]      Minimum number of option shares that must be purchased, if any are
purchased:               shares.

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                 BOX 4 MUST BE COMPLETED BY ALL OPTION HOLDERS.

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                           BOX 4: SIGNATURE (REQUIRED)

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         The undersigned acknowledges receipt of the Offer to Purchase from
Southside and the related Letter of Transmittal and represents that the undersigned has read carefully such documents. The undersigned hereby instructs Southside, subject to the terms and conditions set forth in this Option Election, the Offer to Purchase and the Letter of Transmittal, to carry out the instructions contained in this form.

         If the undersigned is relying on Method 1 to exercise options, Southside is hereby authorized, in accordance with the instructions contained in this Option Election, to: (i) exercise the undersigned's options (but only to the extent that the related option shares are accepted for purchase pursuant to the offer) and deliver such option shares to UMB Bank, n.a., as Paying Agent for the offer; (ii) retain from the net cash proceeds received pursuant to the offer from the purchase of the option shares the option exercise price for such option shares and related withholding taxes; and (iii) remit to the undersigned the remaining net cash proceeds. The undersigned agrees that, if the net cash proceeds from the purchase of the undersigned's option shares is insufficient to cover the related option exercise price and to pay applicable withholding taxes, the undersigned will, immediately upon request of Southside, forward to Southside a check in an amount sufficient to cover any such short fall.

         If the undersigned is relying on Method 2 to exercise options, Southside is hereby authorized to exercise the options specified in Box 1 and, if so indicated, to tender option shares as directed in Box 2 and (check one of the following boxes):

         [ ] A check payable to Southside equal to the exercise price of the options is enclosed.

         [ ] Southside is hereby authorized to sell in the open market all of the option shares specified in Box 1 and to use the net proceeds from such sale to pay Southside the option exercise price and any required related withholding taxes. Any remaining net proceeds should be returned to the undersigned at the address below.

         [ ] Southside is hereby authorized to sell in the open market only the number of option shares as are necessary to pay the option exercise price and any required withholding taxes, to remit such amounts to Southside and, if not directed to tender such option shares, to deliver the remaining option shares to the undersigned at the address set forth below.

         The undersigned understands that withholding taxes, at the minimum rate or the rate specified in Form B tax election previously filed with Southside, will be withheld from any proceeds received by the undersigned (unless the undersigned has submitted with this form, or pursuant to subsequent notification from Southside, a check in an amount sufficient to cover such amount). The undersigned further agrees that, if such proceeds are insufficient to



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cover applicable withholding taxes, option shares will not be credited to his or her account until he or she has, upon request of Southside, forwarded to Southside a check in an amount sufficient to cover such taxes. In lieu of withholding at such amounts, the undersigned instructs Southside to withhold taxes in the amount at the following rates (which may not be less than the minimum federal, state or local tax rates applicable to you, nor in excess of such amounts):

         Federal:           %; State           %; Local:           %
                  ----------         ----------          ----------


                THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE
                      ELECTION AND RISK OF THE UNDERSIGNED.



Signature:                              Date:                             , 2001
           --------------------------       ------------------------------

                                        Social Security
Name:                                   Number:
      -------------------------------          ---------------------------------
               Please Print

Address:
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          (Street Address, including Apartment Number -- Please Print)


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                (City)                  (State)                 (Zip Code)


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